Rule lOf-3
 Exemption of acquisition of securities during the existence of underwriting or selling syndicate

Name of Security____TVN Finance Corp
PLC
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Name of Affiliated Underwriter____UniCredit Group
(HVB)
     ---------------------------------------------------------------------------

Date of Purchase      1l/12/09
               -----------------------------------------------------------------

                       Permissible Security/Offering Type

     Part of an issue registered under the Securities Act of 1933 that is being ---- offered to the public

     Part of an issue of government securities; as defined in Section 2(a)(16) ---- of the Act

     Eligible municipal securities; The securities
---- (i) are "municipal securities" as defined in Section 3(a)(29) of the Securities Exchange Act of 1934 ("1934 Act");
     (ii) the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization; in continuous operation for less than three years (including the operations of any predecessors), it and
     (iii) if the issuer or entity supplying the revenues from which the issue is to be paid has been has received one of the three highest ratings from at least one such rating service.

     Securities sold in an eligible foreign offering; as defined in Section ---- 1O(f)(3)(a)(2) of the Act

   X Securities sold in an eligible Rule 144a offering;
---- (i) the securities are offered or sold in transactions exempt from registration of the Securities Act
     (ii) the securities are sold to persons that the seller reasonably believe to include qualified institutional buyers
     (iii) the seller reasonably believe that the securities are eligible for resale to other qualified institutional buyers

                                Percentage Limit

Total Share/Principal Amount
-----
                    4,000,000
--------------------------------------------------------------------------------

Offering Price         98.696
              ------------------------------------------------------------------
Date                 11/12/09
    ----------------------------------------------------------------------------

Offering price at close of first full business day on which any sales are
made                  100.625
    ----------------------------------------------------------------------------

Commission Paid           N/A
              ------------------------------------------------------------------

Total Offering
Amount            405,000,000
      --------------------------------------------------------------------------

Resulting % of purchase (must be less than
25%*)                     .98%
     ---------------------------------------------------------------------------
*this total includes all trades under the advisor

                             PM's Initials Required

                                   Rule lOf-3
 Exemption of acquisition of securities during the existence of underwriting or selling syndicate

AF   The issuer (including predecessors) have been in continuous operation for
---- not less than three years (not applicable to eligible municipal offerings)

AF   The commission, spread or profit was reasonable and fair in relation to
---- that being received by others for underwriting similar securities during the same period

AF   No Affiliated Broker/Dealer was a direct or indirect participant or
---- benefited directly or indirectly from, the purchase

AF   The underwriting was a firm commitment underwriting
----

The undersigned acknowledges to the best of their knowledge, the information on this form is true and complete.

/s/ Andrea Feltus                                      11/23/9
---------------------------------------              --------------------
Signature of Portfolio Manager(s)                    Date

    Andrea Feltus
---------------------------------------
Print Name

Full Legal Name of Participating Portfolio(s)

_PFA Global High Yield (Austria)
--------------------------------------------------------------------------------

_Pioneer Diversified High Income
--------------------------------------------------------------------------------

_Pioneer Global High Yield Fund
--------------------------------------------------------------------------------

_PF-Global High Yield (Lux)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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                               Compliance Section

 X    Form has been received prior to settlement
----
 X    Form is complete
----
 X    Transaction is under the 25% per advisor limitation
----
 X    Trade ticket and/or back up is attached confirming commission, shares, and
----  broker

                                   Rule lOf-3
 Exemption of acquisition of securities during the existence of underwriting or selling syndicate

 X    Back up is attached confirming the 3-year-operation rule
----

      If municipal, back up is attached confirming investment grade rating
----

/s/ Jose Flores                                        11/23/09
---------------------------------------              --------------------
Signature of Compliance Manager                      Date

    Jose Flores
---------------------------------------
Print Name

[LOGO]Charles                                          Pioneer Investments                                      11/23/2009 3:33:51PM
          River                                  Fixed Income Block Order Ticket                                              Page 1
------------------------------------------------------------------------------------------------------------------------------------
Trans Type    BUY        |Broker    JPMFI    JP MORGAN FIXED INCOME                   |Sales Rep
Trade Date    11/12/2009 |                   ----------------------  Phone            |Order ID    1171031474    Ext ID
Settle Date   11/19/2009 |                                           Fax              |Trader    Mark Phillips   Broker Reason     P
------------------------------------------------------------------------------------------------------------------------------------
Security TVNSPZ 10.75% 15NOV17 144A(TVN FINANCE|External Sec ID 30022047|Coupon 10.75|Accrual FIXRT|Maturity 11/15/2017|Issue Date
                                    CORP PLC)  |                        |            |             |                   |  11/19/2009
------------------------------------------------------------------------------------------------------------------------------------
Sec Type  CB | Ticker  XS0466454: | CUSIP         | Sedol  #03EUR816 | ISIN  XS0466454211 | Valoren          | Trade Currency    EUR
------------------------------------------------------------------------------------------------------------------------------------
Ticket Instructions                                                                      |Delivery Type         |Day Basis    30/360
------------------------------------------------------------------------------------------------------------------------------------
                                  |                  Qty |Principal Net Amt |Interest Amt |      Net Amt | All-in Price |Yield (YTM)
                                  |                      |                  |             |              |              |
Factor                            |Total    4,000,000.00 |     3,947,840.00 |             | 3,947,840.00 |        98.70 |    11.0000
------------------------------------------------------------------------------------------------------------------------------------
Account (Bank A  Autex   Trade ID |Broker   4,000,000.00 |     3,947,840.00 |        0.00 | 3,947,840.00 |      Bank Net Amt |   Cur
------------------------------------------------------------------------------------------------------------------------------------
CIGHYB           240   1144501714             100,000.00          98,696.00          0.00      98,696.00          147,466.81     EUR
DIVHINCT         250   1144501712             200,000.00         197,392.00          0.00     197,392.00          294,933.63     EUR
GHYDF            105   1144501713           2,450,000.00       2,418,052.00          0.00   2,418,052.00        3,612,936.96     EUR
LGHYD            159   1144501715           1,250,000.00       1,233,700.00          0.00   1,233,700.00        1,843,335.19     EUR

Menu                                                                                Corp DES

SECURITY DESCRIPTION                                               Page 1/ 2
TVN FIN CORP PLC TVNSPZ 10-3/4 -16    100.375/                  (10.67/ ) BVAL
------------------------------------------------------------------------------------------------
ISSUER INFORMATION                   | IDENTIFIERS                 | 1)  Additional Sec Info  |
-------------------------------------|-----------------------------| 2)  Call Schedule        |
Name TVN FINANCE CORP PLC            | Common      046645421       | 3)  ALLQ                 |
Type Finance-Commercial              | ISIN        XS0466454211    | 4)  Corporate Actions    |
Market of Issue Priv Placement       | BB Number   EI0481669       | 5)  Ratings              |
-------------------------------------|-----------------------------| 6)  Custom Notes         |
SECURITY INFORMATION                 | RATINGS                     | 7)  Covenant/Default     |
-------------------------------------|-----------------------------| 8)  Identifiers          |
Country GB       Currency EUR        | Moody's   Ble               | 9)  Disclaimer Page      |
Collateral Type Company Guarnt       | S&P       B+                | 10) Sec. Specific News   |
Calc Typ(    1)STREET CONVENTION     | Fitch     NA                | 11) Involved Parties     |
-------------------------------------|                             | 12) Issuer Information   |
Maturity 11/15/2017 Series 144A      |-----------------------------| 13) Pricing Sources      |
CALLABLE CALL 11/15/14@ 105.38       | ISSUE SIZE                  | 14) Related Securities   |
-------------------------------------|-----------------------------|                          |
Coupon     10-3/4      Fixed         | Aggr Amt Iss/Out *          |                          |
S/A 30/360                           | EUR   405,000.00 (M)/       |                          |
Announcement Dt 11/12/09             | EUR   405,000.00 (M)        |                          |
Int. Accrual Dt 11/19/09             | Min Piece/Increment         |                          |
1st Settle Date 11/19/09             |   50,000.00/  1,000.00      |                          |
1st Coupon Date 5/15/10              | Par Amount    1,000.00      |                          |
Iss Pr 98.69600                      |-----------------------------|                          |
SPR @ ISS 785.00 vs DBR 4 01/18      | BOOK RUNNER/EXCHANGE        |                          |
NO PROSPECTUS       DTC              |-----------------------------|                          |
                                     | JOINT LEADS                 |                          |
                                     | LUXEMBOURG                  | 66) Send as Attachment   |
------------------------------------------------------------------------------------------------
CALL (35%MAX) W/PRCDS OF EQTY OFFR @110.75%.

Australia 61 2 9777 8600 Brazil 5511 3048 4500 Europe 44 20 7330 7500 Germany 49 69 9204 1210 Hong Kong 852 2977 6000
Japan 81 3 3201 8900     Singapore 65 6212 1000       U.S. 1 212 318 2000       Copyright 2009 Bloomberg Finance L.P.
                                                                            SN 762973 H016-957-0 23-Nov-2009 09:24:13

11                                                                      Corp DES

(Menu) for PREVIOUS
--------------------------------------------------------------------------------
                                    Syndicate                           Page 1/1
                                    11/12/09

  TVN FIN CORP PLC TVNSPZ 10-3/4 -16          100.375/             (10.67/     )
--------------------------------------------------------------------------------
Joint Lead Managers-Books        Calyon
                                 JP Morgan Securities Ltd/London
                                 Nomura International PLC

Co-Manager(s)                    Nordea
                                 Rabobank International
                                 UniCredit Group - (HVB)

Australia 61 2 9777 8600 Brazil 5511 3048 4500 Europe 44 20 7330 7500 Germany 49 69 9204 1210 Hong Kong 852 2977 6000
Japan 81 3 3201 8900     Singapore 65 6212 1000       U.S. 1 212 318 2000       Copyright 2009 Bloomberg Finance L.P.
                                                                            SN 762973 H016-957-0 23-Nov-2009 09:24:10

   Page                                                                EquityDES
--------------------------------------------------------------------------------
                                                                     DESCRIPTION
--------------------------------------------------------------------------------
TVN Finance Corp PLC (1234447Z LN)                       Numbers are in Millions

                           -----------------------------------------------------
One London Wall            T:                      Industry   Finance-Commercia1
London, EC2Y 5EB           F:                      Domicile   BRITAIN
United Kingdom             Inc. Date 09/08/2003    Incorporated BRITAIN
                                                   No. Of Employees
                                                   As Of
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Companies House No.        04891294             Fiscal Year End        December
Company Type               Public Limited       9) Revenue
Accounts Type              Full Accounts        10) Net Income
Annual Return Date         09/08/2008           11} Total Assets
--------------------------------------------------------------------------------
SIC Code     7487 Other business activities     Currency
--------------------------------------------------------------------------------

Australia 61 2 9777 8600 Brazil 5511 3048 4500 Europe 44 20 7330 7500 Germany 49 69 9204 1210 Hong Kong 852 2977 6000
Japan 81 3 3201 8900     Singapore 65 6212 1000       U.S. 1 212 318 2000       Copyright 2009 Bloomberg Finance L.P.
                                                                            SN 762973 H016-957-1 23-Nov-2009 15:41:33